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                        QUALIFIED PURCHASER QUESTIONNAIRE
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                                  COMMON STOCK
                               PURCHASE AGREEMENT
                  UNDER SECTION 4(2) OF THE 1933 SECURITIES ACT

                             RPM TECHNOLOGIES, INC.

                          FOR THE SALE OF COMMON STOCK
                 BY THE ISSUER TO A LIMITED NUMBER OF INVESTORS

                                   RESTRICTED
                                   ----------

                            C O N F I D E N T I A L



PURPOSE OF THIS QUESTIONNAIRE:
-----------------------------

Shares of Common Stock of RPM Technologies, Inc., a Colorado corporation (the "Company") are being offered without registration under the Securities Act of 1933, as amended (the "1933 Act"), or the securities laws of any state, in reliance on the private placement exemption contained in Section 4(2) of the 1933 Act and on similar exemptions under applicable state laws.

Under Section 4(2) and/or certain state laws, the Company is required to determine that an individual, or an individual together with a "purchaser representative" or each individual equity owner of an "investing entity" meets the suitability standards upon which the private placement exemption is conditioned. THE COMPANY WILL NOT SELL THE SECURITIES TO ANY INDIVIDUAL WHO HAS NOT FILLED OUT, AS THOROUGHLY AS POSSIBLE, A QUESTIONNAIRE. IN THE CASE OF AN INVESTOR THAT IS A PARTNERSHIP, TRUST OR CORPORATION, EACH EQUITY OWNER MUST COMPLETE A QUESTIONNAIRE. This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy the Securities or any other security of the Company.

INSTRUCTIONS:
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One (1) copy of this  questionnaire  should  be  completed,  signed,  dated  and delivered to the Company c/o RPM Technologies, Inc., Two Mid-America Plaza, 8th Floor, Oakbrook Terrace, IL 60181, Attention: Mr. Charles Foerg, President.

PLEASE ANSWER ALL QUESTIONS. If the appropriate answer is "None" or "Not Applicable", so state. Please print or type your answers to any item.

Your answers will be kept strictly confidential at all times. However, the Company or its counsel may present this Questionnaire to such parties as it deems appropriate in order to assure itself that the offer and sale of the Securities will not result in a violation of the registration provisions of the 1933 Act or a violation of applicable exemptions from registration or qualification under the securities laws of any state.

1.        Please provide the following personal information:

          Name:
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          Age:
             ----------------
          Residence Address:
                           -----------------------------------------------------
          (Including Zip Code)
                             ---------------------------------------------------
          Business Address:
                          ------------------------------------------------------
          (Including Zip Code)
                             ---------------------------------------------------
          Telephone No's: Res:                    Business:
                             -------------------          ----------------------

2. Please describe your present or most recent business or occupation and describe the nature of your employment, the principle business of your employer, the principle activities under your management or supervision and the scope (e.g. dollar volume, industry rank, etc.) of such activities:



3. Please state whether you or any member of your immediate family (i) are a member of or a person associated with a member of the National Association of Securities Dealers, Inc. (the "NASD"), (ii) are an owner of stock or other securities of an NASD member (other than purchased on the open market), or (iii) has made a subordinated loan to any NASD member? [A member of your immediate family includes parents, mother-in-law, father-in-law, husband or wife, brother or sister, brother-in-law or sister-in-law, son-in-law, daughter-in-law and children and any other person who is supported, directly or indirectly to a material extent by the subscriber].


                      ----------------          -----------------
                      Yes                       No

If you marked "yes" to any of (i)-(iii) above, please briefly describe the facts below:

4. Please provide the following information concerning your financial experience:

4.1 Indicate by check mark which of the following categories best describes the extent of your prior experience in the areas of investment listed below:

                                    Substantial        Limited       No
                                    Experience         Experience    Experience

         Marketable
         Securities                 -------------      -----------   -----------

         Equity securities
         for which no
         Market exists              -------------      -----------   -----------

         Limited Partner-
         ships                      -------------      -----------   -----------

4.2 Indicate by check mark whether you maintain any of the following types of accounts over which you, rather than a third party, exercise investment discretion, and the length of time you have maintained each type of account.

         Securities (cash)          Yes                    No
                                       ---------------       ----------------

         No. of years
                     --------------

         Securities (margin)    Yes           No
                                   --------     --------

         No. of years
                     --------------

5. Applicable to INDIVIDUALS ONLY. Please answer the following questions concerning your financial condition:

5.1      Does your net worth*(or joint worth with your spouse)exceed $1,000,000?

                                    --------------            -------------
                                    Yes                       No

         *For purposes hereof "net worth" shall be deemed to include ALL of your assets, liquid or illiquid (including such items as home, furnishings, automobile and restricted securities) MINUS any liabilities (including such items as home mortgages and other debts and liabilities).

5.2 Did you have an individual income** in excess of $200,000 or joint income together with your spouse in excess of $300,000 in each of the two most recent years and do you reasonably expect to reach the same income level in the current year?

                                    Yes                       No
                                       -------------            -------------


         **For purposes hereof the term "income" is not limited to "adjusted gross income" as that term is defined for Federal Income Tax purposes, but rather includes certain items of income which are deducted in computing "adjusted gross income". For investors who are salaried employees, the gross salary of such investor, minus any significant expense personally incurred by such investor in connection with earning the salary, plus any income from any other source including unearned income, is a fair measure of "income" for purposes hereof. For investors who are self-employed, "income" is generally construed to mean total revenues received during the calendar year minus significant expenses incurred in connection with earning such revenues.

5.3 Please describe any obligations which you currently have or which become due in the next 24 months which you do not expect to pay out of available funds:

5A.      Applicable to Corporations, Partnerships and other Entities.

         Do your total assets exceed $5,000,000 or, alternatively, do all of your equity holders meet the requirements of subparagraphs 5.1 or 5.2 above not formed for the purpose of acquiring the securities?

                                    Yes                    No
                                       -------------         -------------

6.       Check if appropriate:

         [ ] I hereby represent and warrant that I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of any prospective investment in the Company.

7.       If you  did not  check  the   box of  Question  6,  please  answer  the
         following additional questions:

7.1 Please describe any pre-existing personal or business relationship that you have with the Company or any of its officers and directors.

          ----------------------------------------------------------------------
          ----------------------------------------------------------------------
          ----------------------------------------------------------------------
          ----------------------------------------------------------------------

7.2 Please describe any business or financial experience that you have had that would allow the Company to reasonably conclude that you are capable of evaluating a prospective investment in the Company. If none, so state.

          ----------------------------------------------------------------------
          ----------------------------------------------------------------------
          ----------------------------------------------------------------------
          ----------------------------------------------------------------------

7.3 If your answer to Question 7.2 above was "None" in order to evaluate the merits and risks of the investment, will you be relying upon the advice of any other person(s) who will be acting as your purchaser representative(s)?
          ----------------------------------------------------------------------
          ----------------------------------------------------------------------
          ----------------------------------------------------------------------
          ----------------------------------------------------------------------
                                    Yes                    No
                                       ------------          ------------

         If "Yes", please identify each such person and indicate his business address and telephone number in the space below. (Each such person must complete, and you must review and acknowledge, a separate Qualified Purchaser Questionnaire which will be supplied at your request and which must be returned to the Company prior to the sale of any of the Securities to you).
          ----------------------------------------------------------------------
          ----------------------------------------------------------------------
          ----------------------------------------------------------------------
          ----------------------------------------------------------------------
8.       By signing this Questionnaire,I hereby
         confirm the following statements:


         (a) I have read the Share Purchase Agreement including the attachments thereto.

         (b) I am aware no market currently exists for the Securities, thereby requiring any investment to be maintained for an indefinite period of time.

         (c) I acknowledge that any delivery to me of the Share Purchase Agreements relating to the Securities prior to the determination by the Company of my suitability as an investor shall not constitute an offer of the Securities until such determination of suitability shall be made, and, I agree that I shall promptly return the Share Purchase Agreements to the Company upon request.

         (d) My answers to the foregoing questions are true and complete to the best of my information and belief and I will promptly notify the Company of any changes in the information I have provided.

         (e) I also understand and agree that, although the Company will use its best efforts to keep the information provided in answers to this Questionnaire strictly confidential, the Company may present this Questionnaire and the information provided in answer to it to such parties as they may deem advisable if called upon to establish the availability under any federal or state securities laws of an exemption from registration of the private placement or if the contents thereof are relevant to any issue in any action, suit or proceeding to which the Company or its affiliates is a party, or by which it or they are or may be bound. (f) I realize that this Questionnaire does not constitute an offer by the Company or its affiliates to sell securities but is merely a request for information.

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                                                  Printed Name

                                                  ------------------------------
                                                  Signature


                                                  ------------------------------
                                                  Social Security Number or
                                                  Taxpayer Identification Number

Date and Place Executed:

Date:
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Place:
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